                                                                     EXHIBIT 4.3



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.


                                                                 WARRANT NO. ___

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.

               THIS IS TO CERTIFY THAT [ ] or its registered assigns (the "HOLDER"), is the owner of [ ] Warrants (the "WARRANTS"), each of which entitles the registered Holder thereof to purchase from CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation (the "COMPANY"), one fully paid, duly authorized and nonassessable share of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date (which shall in no event be later than July 10, 2005), at an exercise price of $12.00 per share (the "EXERCISE PRICE"), subject to adjustment from time to time as set forth herein, all on the terms and subject to the conditions hereinafter set forth.

               The number of shares of Common Stock issuable upon exercise of each Warrant (the "NUMBER ISSUABLE") shall be determined for each Warrant by dividing $12.00 by the Exercise Price in effect at the time of such exercise, and is initially one (1) share of Common Stock.

               Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11 hereof or, if not therein defined, in the Securities Purchase Agreement.

               Section 1. Exercise of Warrant. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice





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stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) cash, (ii) certified or official bank check payable to the order of the Company, (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Exercise Price by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant or (iv) by the delivery of shares of Common Stock that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment of the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "CASHLESS EXERCISE" and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an "IN-KIND EXERCISE." The documentation and consideration, if any, delivered in accordance with subsections (a), (b) and (c) are collectively referred to herein as the "WARRANT EXERCISE DOCUMENTATION." For the purposes of this Section 1, Market Price shall be calculated without reference to the last sentence of the definition thereof.

               As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise, (b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record Holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the person entitled to receive such shares as the record Holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five (5) days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been





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made on the date this Warrant Certificate was surrendered and for the number of shares of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

               The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

               In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

               Section 2.    Adjustments.

               (a) Adjustment of Exercise Price Upon Issuance of Common Stock. If and whenever after the Issue Date the Company shall issue or sell any shares of its Common Stock (except upon exercise of the Warrants and shares issued as a result of adjustments made under the terms of the Warrants) for a consideration per share less than, under certain circumstances including those in paragraphs
(i) through (ix) below, the Conversion Price then in effect at the time of such issuance or sale (the "Date"), then, and in each such case, the Exercise Price then in effect shall be adjusted by dividing the Exercise Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale and (y) the denominator of which shall be the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the aggregate number of shares of Common Stock which would have been issued or sold in connection with such issue or sale if such shares had been issued or sold at the then existing Conversion Price.

               No adjustment of the Exercise Price, however, shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made upon the time of and together with the next subsequent adjustment, if any.

               For the purposes of this Section 2(a), the following paragraphs
(i) through (ix) shall also be applicable:

                      (i) Issuance of Rights or Options - In case at any time after the Issue Date the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in
Section 2(c) below) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock,





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notes or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock, notes or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights, options or warrants, plus, in the case of such rights, options or warrants which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights, options or warrants, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph (iii), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                      (ii) Issuance of Convertible Securities - In case at any time after the Issue Date the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (a) except as otherwise provided in paragraph (iii), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.





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                      (iii) Change in Option Price or Conversion Rate - If the
purchase price provided for in any right or option referred to in paragraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (i) or (ii), or the rate at which any Convertible Securities referred to in paragraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in paragraph (i) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph (i) or (ii), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph (i) or the rate at which any Convertible Securities referred to in paragraph (i) or (ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

                      (iv) Stock Dividends - In case at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                      (v) Consideration for Stock - Anything herein to the contrary notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

               In case at any time any shares of Common Stock or any class or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible





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Securities shall be issued or sold for a consideration other than cash, in whole or in part, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock or any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the nonsurviving Company as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

                      (vi) Record Date - In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (B) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making or such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                      (vii) Treasury Shares - The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 2(a).

                      (viii) Adjustment to Determination of Exercise Price - When making the calculations and determinations described in this Section 2(a), there shall not be taken into account (i) the issuance of Common Stock upon the exercise of options outstanding on the Issue Date for the purchase of up to 554,350 shares of Common Stock, (ii) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, up to 1.5% of the fully diluted shares of Common Stock of the Company as of the date of original issuance of all shares of Series A Preferred Stock or any stock or securities convertible into or exchangeable for Common Stock to officers or directors ("OFFICERS/DIRECTORS SECURITIES") and (iii) the issuance of any options for the purchase of Common Stock to employees of the Company other than officers or directors pursuant to the standard option awards program adopted by the Board of Directors of the Company, but excluding any discretionary awards outside of such program ("EMPLOYEE SECURITIES" and, together with the Officers/Directors Securities, the "COMPANY SECURITIES");





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provided, that all Common Stock issuable with respect to any such Company
Securities be issuable at or above the Market Price as of the date of the grant.

                      (ix) In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described in Section 2(a) or Section 2(b), then, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder of the Warrants evidenced hereby).

                      (x) The Company promptly shall deliver to each registered Holder of Warrants at least five (5) Business Days prior to effecting any transaction which would result in an increase or decrease in the Exercise Price pursuant to this Section 2, together with a certificate, signed by the Chief Executive Officer, President or a Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Exercise Price then in effect following such adjustment.

                      (xi) Notwithstanding anything contrary contained in this
Section 2(a), the Company shall be entitled to make such adjustments in the Exercise Price, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its stockholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all Holders of Warrants with similar protections on an equal basis.

               (b) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "TRANSACTION"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of the Warrants evidenced hereby, at least five (5) Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as





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may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to Holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

               (c) Special Distributions. If the Holder so elects by sending a Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a stockholder rights plan, "poison pill" or similar arrangement (but excluding any dividend or distribution which results in an adjustment to the Exercise Price pursuant to Section 2(a)) in other property or assets, to holders of Common Stock (a "SPECIAL DISTRIBUTION"), then the Board of Directors shall set aside the amount of such dividend or distribution that any Holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the Holder shall be entitled to receive such dividend or distribution that such Holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this Section 2(c), the Company shall as provided in Section 3 hereof notify each Holder (not less than ten (10) Business Days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution, and the Holder, if it elects to have the amount of such distribution set aside rather than have an adjustment to the Exercise Price as provided in Section 2(a), shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.

               Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Exercise Price pursuant to Section 2(a) or would result in a Special Distribution pursuant to Section 2(c), or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice





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stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date of such dividend, distribution, rights or warrants or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 2(c) applies, the Company shall give at least ten (10) Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

               Section 4. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the Holder of this Warrant so that it may prepare and file, in each case within five
(5) Business Days of a request by such Holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such Holder in connection with any such preparation and filing.

               Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

               Section 6. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be subject to the limitations provided herein, and shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to





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purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

               Section 7. Denominations. The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

               Section 8. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

               Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               Section 10. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

               Section 11. Definitions. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Securities Purchase Agreement. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

               "capital stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

               "Company Securities" has the meaning assigned such term in
Section 2(a).

               "Conversion Price" shall have the meaning set forth in, and as adjusted from time to time pursuant to the terms of, the Certificate of Designation with respect to the Series B Preferred Stock as filed on July 10, 1998 with the Secretary of State of the State of Delaware.

               "Convertible Securities" has the meaning assigned such term in
Section 2(a).

               "Employee Securities" has the meaning assigned to such term in
Section 2(a).

               "Exercise Price" has the meaning assigned to such term in the Preamble.

               "Fair Market Value" means the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

               "GAAP" means generally accepted United States accounting principles in effect from time to time.

               "Holder" has the meaning assigned to such term in the Preamble.

               "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended and the rules and regulations of the Federal Trade Commission promulgated thereunder.

               "Issue Date" means July 10, 1998.

               "Market Price" means the last reported sale price of the applicable security as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank. The Market Price shall be such price averaged over a period of 20 consecutive Business Days ending 2 days prior to the day as of which "Market Price" is being determined.

               "Number Issuable" has the meaning assigned to such term in the Preamble.

               "Officers/Directors Securities" has the meaning assigned to such term in Section 2(a).

               "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of June 30, 1998, among the Company, the Holder and the other parties signatory thereto, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

               "Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

               "Series B Preferred Stock" means the Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

               "Special Notice" means the notice sent by a Holder to the Company indicating its preference to have any special distribution set aside for its benefit upon exercise of the Warrant.

               "Transaction" has the meaning assigned to such term in Section 2(b).

               "Warrant Exercise Documentation" has the meaning assigned to such term in Section 1 hereof.

               "Warrant Expiration Date" means the seventh anniversary of the Issue Date or such earlier date as may result from the provisions of this Warrant Certificate.

               Section 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier if delivered by commercial overnight courier service; and five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.



                                        CANDLEWOOD HOTEL COMPANY, INC.



                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                             Form of Assignment Form

                  [To be executed upon assignment of Warrants]

               The undersigned hereby assigns and transfers this Warrant Certificate to _______________ whose Social Security Number or Tax ID Number is _______________ and whose record address is ___________________________________, and irrevocably appoints _______________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.



                                        Signature:



                                        _______________________________________
                                        Signature of Guarantee:


                                        _______________________________________


Date: __________________________